Exhibit 99.1

Oragenics Regains Full NYSE American Compliance,

Company Resolves Stockholder Equity Deficiency

SARASOTA, Fla., October 21, 2025 (GLOBE NEWSWIRE) — Oragenics, Inc. (NYSE American: OGEN), a clinical-stage biotechnology company developing brain-targeted therapeutics through proprietary intranasal delivery technology, announced today that it has regained full compliance with NYSE American’s continued listing standards and is positioning the Company to focus exclusively on advancing its lead clinical program.

NYSE Compliance Regained

Effective October 20, 2025, the NYSE American notified Oragenics that the Company has regained compliance with Section 1003(a)(iii) of the NYSE American Company Guide, which requires listed companies to maintain stockholders’ equity of at least $6 million. The below-compliance (“.BC”) indicator will be removed, and Oragenics will be removed from the NYSE American noncompliant issuers roster.

“Regaining compliance represents more than a regulatory milestone—it reflects our commitment to transparency, financial discipline, and restoring investor confidence,” said CEO Janet Huffman. “We acknowledged the equity deficiency directly, took decisive action to address it, and emerged with a strengthened balance sheet that supports our clinical objectives.”

Strategic Capital Raise Provides Clinical Runway

The compliance restoration follows the successful July 2, 2025 closing of a $16.5 million public offering of Series H Convertible Preferred Stock. This capital infusion not only restored stockholder equity to compliant levels but also provides meaningful runway to advance ONP-002 through critical Phase II clinical milestones in Australia and prepare for U.S. Phase IIb trials.

Refocused on Clinical Execution

With compliance restored, and capital in place, Oragenics is now singularly focused on advancing ONP-002, its lead candidate for concussion and mild traumatic brain injury. The Company is progressing Phase IIa clinical trials in Australia, with potential U.S. Phase IIb trials planned to follow. ONP-002 represents a potential first-in-class treatment leveraging Oragenics’ proprietary intranasal delivery platform, which has potential broad applications across acute and chronic neurological conditions.

“We’ve cleaned house financially and operationally,” said Huffman. “Our team is fully aligned on one objective: delivering clinical data that validates ONP-002’s potential to transform care for patients suffering from traumatic brain injuries. That’s where our energy and capital are now directed.”

About Oragenics

Oragenics is a clinical-stage biotechnology company pioneering brain-targeted therapeutics through proprietary intranasal delivery technology. The Company’s lead candidate, ONP-002, is being developed as a potential first-in-class treatment for concussion and mild traumatic brain injury. Oragenics is advancing ONP-002 into Phase IIa clinical trials in Australia, with U.S. Phase IIb trials planned to follow. The Company’s intranasal delivery platform has broad potential applications across acute and chronic neurological conditions. For more information, visit www.Oragenics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning the Company’s expectations, plans, business outlook, or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance, or other matters, are forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s ability to maintain compliance with NYSE American listing standards, the expected timing and outcomes of clinical trials, the potential applications of Oragenics’ technology platform, the sufficiency of capital to fund operations, and the Company’s strategic plans. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including risks related to the clinical development process, regulatory approval processes, the Company’s ability to secure adequate funding for operations, and those risks set forth in Oragenics’ most recent Forms 10-K, 10-Q, and other SEC filings, which are available through EDGAR at www.sec.gov. Oragenics undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date of this press release, except as may be required by law.

Investor Contact

IR@Oragenics.com